UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2008

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 25, 2008, Prosperity Bancshares, Inc. publicly disseminated a press release announcing its financial results for the fourth quarter and year ending December 31, 2007 and contemporaneously furnished to the Securities and Exchange Commission these financial results on a Current Report on Form 8-K (the “Initial Report”).

The Initial Report stated that as of the date thereof, Prosperity was continuing to review additional data and assumptions concerning whether a decline in the market value as of December 31, 2007 of the Federal Home Loan Mortgage Corporation (Freddie Mac) and Federal National Mortgage Association (Fannie Mae) government sponsored, investment grade perpetual callable preferred securities that it holds in its available for sale securities portfolio was an other-than-temporary impairment. The Initial Report contained certain pro forma financial data for the quarter and year ended December 31, 2007 showing the effect if such a non-cash impairment charge was made.

Subsequent to the release of the financial results and furnishing of the Initial Report, the Company reclassified the unrealized mark-to-market loss on the Fannie Mae and Freddie Mac preferred securities to an other-than-temporary impairment charge of $10.0 million pre-tax ($6.5 million after-tax). The Company took this action because of the recent significant decline in the market value of these securities and because management believes it is unlikely that these securities will recover their original book value within a reasonable amount of time. The Fannie Mae and Freddie Mac preferred securities were investment grade at the time of purchase and remain investment grade with ratings of AA- by S&P and Aa3 by Moody’s. The preferred securities continue to perform according to their contractual terms and all dividend payments are current.

Market value decreases on available for sale securities which are not other-than-temporary are recorded as an unrealized mark-to-market loss and reflected as a reduction to shareholders’ equity through other comprehensive income. Accordingly, the reclassification of the unrealized loss to an other-than-temporary impairment non-cash charge did not affect shareholders’ equity or tangible shareholders’ equity, but did decrease net income, earnings per share and related ratios. In addition, the tax effect of the impairment write-down decreased total assets and total liabilities.

The Company has revised certain Financial Highlights furnished with the Initial Report to give effect to the impairment charge, and the Revised Financial Highlights are attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K/A:

Exhibit Number	Description of Exhibit

99.1	Certain Revised Financial Highlights from the Press Release issued by Prosperity Bancshares, Inc. dated January 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: February 28, 2008	By:	/s/ Peter Fisher
Peter Fisher
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Certain Revised Financial Highlights from the Press Release issued by Prosperity Bancshares, Inc. dated January 25, 2008.